UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 6, 2009 (April 3, 2009)
Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH  44481
(Address of principal executive offices)

(330) 373-1221
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Form 8-K filed with the Securities and Exchange Commission (SEC) on March 17, 2009.  First Place Financial Corp. (Company) determined in consultation with the U.S. Department of the Treasury (Treasury) that the warrant issued to the Treasury to purchase shares of the Company’s common stock in connection with the Company’s TARP Capital Purchase Program (CPP) financing should be amended and restated to include certain provisions relating to the receipt of shareholder approval before the warrant can be exercised.  This Form 8-K/A is being filed solely to disclose and file with the SEC an Amended and Restated Warrant that the Company executed and delivered to the Treasury.

Item 1.01  Entry into a Material Definitive Agreement

On March 13, 2009, in connection with the closing of its TARP CPP financing, the Company issued to the Treasury a warrant (Original Warrant) to purchase 3,670,822 shares of the Company’s common stock, par value $0.01 per share, exercisable at an initial price of $2.98 per share.  At the time of issuance of the Original Warrant, the number of shares of common stock issuable under the Original Warrant exceeded 19.9% of the outstanding shares of Company’s common stock, which requires that the Company obtain shareholder approval of such issuance under applicable Nasdaq rules.  In consultation with the Treasury, the Company subsequently determined that the Original Warrant should be amended and restated to include the provisions described below relating to the receipt of shareholder approval.  On April 3, 2009, the Original Warrant was cancelled and the Company executed and delivered to the Treasury an Amended and Restated Warrant, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.  Except as described below, the material terms of the Original Warrant, including the number of shares of common stock issuable thereunder and the exercise price, have not been modified by the Amended and Restated Warrant.  The description of the Amended and Restated Warrant contained herein is a summary and is qualified in its entirety by reference to the full text of the Amended and Restated Warrant.

In addition to the terms of the Original Warrant described in the Form 8-K filed with the SEC on March 17, 2009, which are incorporated herein by reference, the Amended and Restated Warrant provides that the Amended and Restated Warrant may not be exercised until we receive shareholder approval for the issuance of the common stock underlying the warrant.  If our shareholders do not approve the issuance of the common stock underlying the Amended and Restated Warrant by September 13, 2009, which is the six month anniversary date of the March 13, 2009 original issue date, then the exercise price will be reduced by 15% to $2.53 per share.  The exercise price will be further reduced by 15% of the initial exercise price at the end of each six-month period thereafter if shareholder approval has not been obtained, subject to a maximum reduction of $1.34 per share.  If at the end of the eighteen-month period beginning on the issue date of the Amended and Restated Warrant, our shareholders have not approved the issuance of the common stock underlying the Amended and Restated Warrant, the Treasury may cause us to issue an alternative economic interest having the same value as the Amended and Restated Warrant.

The Company intends to ask its shareholders to approve the issuance of the common stock upon exercise of the Amended and Restated Warrant in accordance with applicable Nasdaq Marketplace Rules at a special meeting of shareholders.

In connection with the transaction reported herein, a proxy statement relating to certain of the matters discussed in this Form 8-K/A is expected to be filed with the SEC.  When filed, copies of the proxy statement and other related documents may be obtained free of charge on the SEC’s website (www.sec.gov).  THE COMPANY’S SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  The Company, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from the Company’s shareholders in connection with certain of the matters discussed in this Form 8-K/A.  Information regarding such persons and their interests in the Company is contained in the Company’s proxy statements and annual reports on Form 10-K filed with the SEC.  Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the matters discussed in this Form 8-K/A, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the matters discussed in this Form 8-K/A, which are expected to be filed with the SEC.

The information contained in this Form 8-K/A is not intended as a solicitation to buy the Company’s stock and is provided for general information.  This Form 8-K/A contains certain statements that may constitute “forward-looking statements” within the meaning of federal securities laws.  These forward-looking statements include statements about the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions, that are subject to significant risks and uncertainties, and are subject to change based upon various factors (some of which may be beyond the Company’s control).  The words “may,” “could,” “should,” “would,” “believe,” and similar expressions are intended to identify forward-looking statements.

Item 9.01  Financial statements and exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

4.1	Amended and Restated Warrant to Purchase Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: April 6, 2009	By:
David W. Gifford
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Amended and Restated Warrant to Purchase Common Stock